February 7, 1996


          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C. 20549

             Re: T. Rowe Price Summit Funds, Inc. ("Registrant") consist-
                 ing of three separate series:
                   T. Rowe Price Summit Cash Reserves Fund
                   T. Rowe Price Summit GNMA Fund
                   T. Rowe Price Summit Limited-Term Bond Fund
                 File Nos.: 033-50319/811-7093

          Dear Sirs:

             We are counsel to the above-referenced registrant which pro-poses to file, pursuant to paragraph (b) of Rule 485 (the "Rule"), Post-Effective Amendment No. 3 (the "Amendment") to its Registration Statement under the Securities Act of 1933, as amended.

             Pursuant to paragraph (b)(4) of the Rule, we represent that the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of the Rule.

                         Sincerely,

                         /s/Shereff, Friedman, Hoffman & Goodman LLP
                         Shereff, Friedman, Hoffman & Goodman LLP